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                               CUSTODY AGREEMENT

This Agreement is made as of the 15th day of November, 1993 (the "Agreement"), by and between VARIABLE INSURANCE PRODUCT TRUST on behalf of the Funds listed at Exhibit A (each a "Fund"), and Wells Fargo Institutional Trust Company, N.A., a special purpose trust company (the "Custodian").

                                  WITNESSETH:

that for and in consideration of the mutual promises hereinafter set forth the Fund and the Custodian agree as follows:

     1.   Definitions
          -----------

          The word "securities" as used herein include stocks, shares, bonds, debentures, notes, mortgages, or other obligations and any certificates, receipts, warrants, options or other instruments representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interests therein, or in any property or assets.

          The words "officers' certificate" shall mean a certification in writing signed in the name of the Fund by those persons who are officers of the Fund who are duly authorized to sign by the Board of Trustees of the Fund (the "Board of Trustees").

     2.   Names, Titles and Signatures of Trust's Officers
          ------------------------------------------------

          An officer of the Fund will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Trustees, together with any charges which may occur from time to time.

     3.   Appointments of Custodian: Receipt and Disbursement of Money
          ------------------------------------------------------------

          A. The Fund hereby appoints Custodian as custodian of all securities and moneys at any time owned by the Fund during the term of this Agreement. Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

          B. Custodian shall open and maintain a separate account or accounts in the name of the Fund. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Custodian shall make payments of cash to, or for the account of, the Fund from such cash only (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Fund or in the name of the nominee of Custodian referred to in Section 7 hereof or in the proper form for transfer, (b) for the purchase or redemption of shares of beneficial ownership of the Fund, (c) for the payment of interest, dividends, taxes,

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              Trustee's fees or operating expenses (including, without
              limitation, fees for legal, accounting and auditing services and expense for printing and postage), (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian, or (e) for other purposes certified by resolution of the Fund's Board of Trustees. Before making any such payment Custodian shall receive instructions from the Fund requesting such payment.

          C. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Fund.

     4.   Receipt of Securities
          ---------------------

          Custodian shall hold in a separate account, pursuant to the provisions hereof, all securities received by it from or for the account of the Fund. All such securities are to be held or disposed of by Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the direction of the Fund and only for the account of such Fund as set forth in Section 5 of this Agreement.

     5.   Transfer, Exchange, Redelivery, etc. of Securities
          --------------------------------------------------

          Custodian shall have power to release or deliver any securities of the Fund held by it pursuant to this Agreement on the direction of the Fund. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only (a) for sales of such securities for the account of such Fund upon receipt by Custodian of payment therefor,
          (b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by an broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities, (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for other proper purposes. As to any deliveries made by Custodian pursuant to items (a), (b), (d), (e),
          (f), or (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian. Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a) through (g) inclusive of this Section 5 and also, in respect of item (h), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made; provided, however,

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          that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument if an authorized officer of the Fund issues appropriate oral instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

     6.   Custodian's Acts Without Instructions
          -------------------------------------

          Unless and until Custodian receives an officers' certificate or other written instructions to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any -securities held by it hereunder; and (d) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

     7.   Registration of Securities
          --------------------------

          Except as otherwise directed by an officers' certificate Custodian shall register all securities, except such as are in bearer form, in nominee form, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to insure that the specific securities held by it hereunder shall be at all times identifiable in its records.

          The Fund shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of a nominee, any securities which it may hold for the account of the Fund and which from time to time may be registered in the name of the Fund.

     8.   Voting and Other Action
          -----------------------

          Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required, under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

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     9.   Concerning Custodian
          --------------------

          Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing among the parties hereto. Until modified in writing such compensation shall be as set forth in Exhibit B attached hereto.

          Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Trustees, and may rely on the genuineness of any such document which it may in good faith believe-to have been validly executed.

          The Fund agrees to reimburse and make Custodian and its nominee whole from all taxes, charges, expenses, assessments, claims, and liabilities including reasonable attorney's fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Fund, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (except such as may arise from Custodian or its nominee's own negligent action, negligent failure to act or willful misconduct, and excluding any compensation payable by the Fund to Custodian hereunder), any property at any time held for the account of the Fund shall be security therefor.

          Custodian shall reimburse, indemnify and make the Fund whole for any actual loss or damages, including reasonable fees and expenses of counsel, arising from Custodian's negligent action, negligent failure to act or its willful misconduct.

     10.  Reports by Custodian
          --------------------

          Custodian shall furnish the Fund from time to time with a statement summarizing all transactions and entries for the account of the Fund. Custodian shall furnish the Fund at the end of every month with a list of the portfolio securities held for the Fund showing the aggregate cost of each issue. Custodian shall furnish the Fund, at the close of each quarter of the Fund's fiscal year, with a list showing the cost of the securities held by it for the Fund hereunder, adjusted for all commitments confirmed by the Fund as of such close, certified by a duly authorized officer of Custodian. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and auditors employed by, the Fund.

     11.  Termination of Agreement
          ------------------------

          This Agreement may be terminated by the Fund on ninety (90) days notice, given in writing and sent by registered mail to Custodian at 4S Fremont Street, San Francisco, California 94105, or to the Fund at 525 Market Street, Suite 1200, San

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          Francisco, California 94163. Upon termination of this Agreement, pending appointment of a successor to Custodian, Custodian shall deliver cash, securities or other property of the Fund only to a bank (as defined in the Investment Company Act of 1940, as amended "1940 Act") located in San Francisco, California of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of condition of not less than Two Million Dollars ($2,000,000) as custodian for the Fund to be held under terms similar to those of this Agreement provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement. This Agreement may not be assigned by Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Trustees.

     12.  Deposits of Securities in Securities Depositories
          -------------------------------------------------

          No provision of the Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository; provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations (including all applicable requirements of the 1940 Act, as amended, and the rules and regulations promulgated thereunder) and the Board of Trustees approves by resolution the use of such central securities clearing agency or securities depository.

     13.  Records
          -------

          To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Fund pursuant to the provisions of the 1940 Act or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Fund upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act.

          The Trust shall own and control all records generated on behalf of the Trust as a result of services provided under this agreement. In addition, the Trust shall have the right to inspect, audit, and/or copy all records pertaining to the performance of services under this agreement.

     14.  Miscellaneous
          -------------

          This agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligation of this agreement shall only be binding upon the assets and property of the relevant Fund, as provided for in the Trust's Agreement and Declaration of Trust, and

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          shall not be binding upon any trustee, officer or shareholder of the
          Trust or Fund individually.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above-written by their respective representatives thereunto duly authorized.

     Executed in several counterparts, each of which is an original.

                                   VARIABLE INSURANCE PRODUCT
                                   TRUST

                                   By:  /s/ R. Greg Feltus
                                      ---------------------------------------

                                   Title:  President
                                         ------------------------------------

                                   By:  /s/ Richard H. Blank, Jr.
                                      ---------------------------------------

                                   Title:  Chief Operating Officer
                                         ------------------------------------


                                   WELLS FARGO INSTITUTIONAL TRUST
                                    COMPANY, N.A.

                                   By:  /s/ Judith Root
                                      ---------------------------------------

                                   Title:  Principal
                                         ------------------------------------

                                   By:  /s/ Judith N. Nolte
                                        -------------------------------------

                                   Title:  Principal
                                         ------------------------------------

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                                   EXHIBIT A
                                   ---------

                     VARIABLE INSURANCE PRODUCT TRUST FUNDS
                     --------------------------------------


                             Asset Allocation Fund

                        U.S. Government Allocation Fund

                                      A-i